                                                                                                                                Exhibit 3.2

Amended and Restated Bylaws

of

Tribune Company (a Delaware Corporation)

ARTICLE I Offices

     The corporation may have offices at such places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

     Section 1. All meetings of the stockholders shall be held at such place, in or out of the state of Delaware, as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be held at such date and time as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting. Unless otherwise provided in the certificate of incorporation, voting at all elections for directors need not be by ballot and shall not be cumulative. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient. At such meeting, the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer, president or chairman, and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning ten percent (10%) or more of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation; provided that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and, except as otherwise provided by law or the certificate of incorporation, the affirmative vote of a majority of shares of such class so present shall be the act of such class. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 12. Inspectors. At any meeting of the stockholders, the board of directors may, or upon the request of any one or more stockholders or proxies holding or representing not less than 10 percent of the outstanding shares shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results, and do all such other acts as are proper to conduct the election and voting with impartiality and fairness. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III Directors

     Section 1. The number of directors which shall constitute the whole board shall consist of nine directors. Subject to the last sentence of this paragraph, the following qualifications for directors shall apply: two (2) directors shall be persons designated by EGI-TRB, L.L.C. (“EGI-TRB”) pursuant to that certain Investor Rights Agreement, dated as of April 1, 2007, by and among Tribune Company, EGI-TRB, L.L.C. and GreatBanc Trust Company, solely as trustee of the Tribune Employee Stock

Ownership Trust which forms a part of the Tribune Employee Stock Ownership Plan (such directors referred to as the “EGI-TRB Designees”); five (5) directors shall be “Independent Directors” as such term is defined below; one (1) director shall be the chief executive officer of the corporation for so long as such person serves in such capacity; and, subject to the immediately following sentence, one (1) director shall be without qualification. Notwithstanding the foregoing, the two (2) EGI-TRB Designees shall become directors without qualification when EGI-TRB and its permitted transferees no longer hold of record and/or beneficially own an aggregate of at least ten percent (10%) of the outstanding shares of common stock, par value $0.01 per share, of the corporation (including shares underlying that certain Warrant initially issued to EGI-TRB by the corporation pursuant to that certain Securities Purchase Agreement, dated as of April 1, 2007, by and among Tribune Company, EGI-TRB and Samuel Zell) on a fully diluted basis. Not more than two (2) directors shall be Affiliates of EGI-TRB and not more than two (2) directors shall be officers or employees of the corporation, it being understood that for these purposes the chairman of the board of directors shall not be deemed to be an officer or employee of the corporation.

     For purposes hereof, the term “Independent Director” shall mean a director that has no relationship that may interfere with his, her or its exercise of independent business judgment on behalf of the corporation. Without limiting the foregoing, the following persons shall not be deemed to be Independent Directors: (a) any person that is currently or has served as an employee or officer of the corporation or any Affiliate of the corporation or any stockholder, (b) any person or any Affiliate of a person that has, at the time of determination, a commercial, industrial, banking, consulting, legal, accounting or other business relationship with the corporation, any Affiliate of the corporation or any stockholder, (c) any person or any Affiliate of a person employed, at the time of determination, as an executive officer of any tax exempt organization that is receiving, or within three (3) years prior to the time of determination has received, significant contributions from the corporation or any Affiliate of the corporation or (d) any immediate family member of any individual described in clauses (a), (b) or (c). For purposes hereof, the term “Affiliate” shall mean, with respect to a person, another person who, directly or indirectly, controls, is controlled by or is under common control with such person, including, without limitation, any general partner, officer, director, or manager of such person; provided that no entity for whom the trustee of the corporation’s employee stock ownership trust which forms part of the corporation’s employee stock ownership plan serves as a trustee shall be deemed to be an Affiliate of such trustee.

     Section 2. The directors shall be elected at the annual meeting of the stockholders, and each initial director shall be elected to serve until the next annual meeting of stockholders, until the director’s successor is elected and qualified or until the director’s earlier resignation or removal. From and after the third annual meeting of the stockholders following the Merger (as such term is defined in that certain Agreement and Plan of Merger, dated as of April 1, 2007, by and among GreatBanc Trust Company, solely as trustee of the Tribune Employee Stock Ownership Trust which forms a part of the Tribune Employee Stock Ownership Plan, Tribune Company and EGI-TRB), the board shall be divided into three classes, with each class consisting of three directors, or as nearly equal in number as the then total number of directors constituting the entire board permits, to serve for staggered three-year terms. The initial term of office of the first class shall expire at the fourth annual meeting of the stockholders following the Merger. The initial term of office of the second class shall expire at the fifth annual meeting of the stockholders following the Merger. The initial term of office of the third class shall expire at the sixth annual meeting of the stockholders following the Merger. The directors elected at an annual meeting of stockholders to succeed those whose terms then expire shall be identified as being directors of the same class as the directors whom they succeed, and each of them shall hold office until the third succeeding annual meeting of the stockholders and until such director’s successor shall have been elected and qualified. Directors need not be stockholders.

     Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the affirmative vote of a majority of stockholders then entitled to vote thereon, and each director so chosen shall hold office in accordance with Section 1 of this Article. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 4. At any duly called and held special meeting of the stockholders, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote in an election of directors, be removed from office for cause; provided, however, that, if the stockholders of the corporation are entitled under the provisions of the certificate of incorporation to exercise cumulative voting rights in the election of directors, then no removal shall be effective if the holders of that proportion of the shares of stock outstanding and entitled to vote for an election of directors as could elect to the full board as then provided by these bylaws the director or directors sought to be removed shall vote against removal. The successor or successors to any director or directors so removed may be elected by the stockholders at the meeting at which removal was effectuated. The remaining directors may, to the extent vacancies are not filled by election by the stockholders, fill any vacancy or vacancies created by the removal.

     Section 5. The business of the corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 6. The corporation shall have a standing Audit Committee, Compensation Committee and Nominating Committee of the board, each composed of three members, in each case, with such rights, duties and obligations as are customarily possessed by such committees at similarly situated companies. Each of the Audit, Compensation and Nominating Committees will have at least two Independent Directors as members. At least one member of each of the Audit Committee, Compensation Committee and Nominating Committee shall be an EGI-TRB Designee. The board may, in its discretion, by the affirmative vote of a majority of the whole board, designate one or more additional committees, each committee to consist of one or more of the directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. At all committee meetings, a majority of the total number of members shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether he or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of the absent or disqualified member provided such member meets the qualification requirements set forth herein. Except as otherwise provided by law or these bylaws, any committee, to the extent provided by resolution of the board, shall have and may exercise all the powers and authority of the board. No committee shall have or exercise the powers and authority of the board with respect to filling vacancies among the directors or in any committee of the directors, amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the bylaws, or, unless the resolution of the board expressly so provides, declaring a dividend or authorizing the issuance of stock. A majority of the members of a committee may determine its action and fix the time and place of its meetings, unless the board shall otherwise provide. The board shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any committee.

ARTICLE IV

Meetings of the Board of Directors

     Section 1. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver of notice signed by all of the directors.

     Section 3. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board, and no notice need be given as to any regular meeting.

     Section 4. Special meetings of the board may be called by the chairman, president or chief executive officer on two (2) days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman, president or chief executive officer in like manner and on like notice on the written request of two or more directors. Meetings may be held at any time without notice if all the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

     Section 5. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 7. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 8. Unless otherwise restricted by the certificate of incorporation, members of the board of directors or of any committee designated by the board may participate in a meeting of the board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting.

     Section 9. A director who is present at a meeting of the board at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to the action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward his written dissent by registered mail to the secretary immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

ARTICLE V Notices

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, facsimile or by electronic transmission.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance by a director or stockholder at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE VI Officers

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, secretary and treasurer. The board of directors may elect a chairman of the board, chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 2. The board of directors at its first meeting and after each annual meeting of stockholders shall choose a president, a secretary and a treasurer and shall choose a chairman of the board.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

     Section 6. The Chairman of the Board. The chairman of the board, if there be a chairman, shall preside at all meetings of the stockholders, of the board of directors and of the executive committee, if any, and he shall have such other powers and duties as the board of directors may from time to time prescribe. He may execute contracts in the name of the corporation. He may sign, with the secretary, assistant secretary, treasurer or assistant treasurer, certificates for shares of the corporation, and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the board of directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

     Section 7. The Chief Executive Officer. The chief executive officer of the corporation shall have the general direction of the affairs of the corporation except as otherwise prescribed by the board of directors. In the absence of the chairman of the board, he shall preside at all meetings of the stockholders, of the board of directors and of the executive committee, if any, and shall designate the acting secretary for such meetings to take the minutes thereof for delivery to the secretary. He may sign, with the secretary, assistant secretary, treasurer or assistant treasurer, certificates for shares of the corporation, and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the board of directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, appoint and discharge agents and employees of the corporation, and in general, shall perform all duties incident to the office of chief executive officer.

     Section 8. The President. The president along with the chief executive officer of the corporation shall have the general direction of the affairs of the corporation except as otherwise prescribed by the board of directors. He may sign, with the secretary, assistant secretary, treasurer or assistant treasurer, certificates for shares of the corporation, and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the board of directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, appoint and discharge agents and employees of the corporation, and in general, shall perform all duties incident to the office of president. In the absence of the chief executive officer or in the event of his inability or refusal to act, the president, if there be any, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

     Section 9. The Vice-Presidents. In the absence of the chief executive officer or president in the event of his inability or refusal to act, the vice-president, if there be any, (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer or president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer or president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 10. The Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 11. The Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 12. The Treasurer. The treasurer shall be the chief financial officer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 13. The Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VII Certificates of Stock

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chief executive officer or president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. In case any such officer who has signed, or whose facsimile signature has been placed upon, a stock certificate shall have ceased to be such before such certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the time of its issuance.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any of or all the signatures of the officers of the corporation may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

     Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 6. Failure to Fix Record Date. If no record date is fixed in accordance with Section 5 of this Article VII:

     (a) The record date for determining stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or if   the notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to the place where the proceedings of the corporation are recorded and the custodian of such proceedings. When prior action by the board is required by law, the record date shall be at the close of business on the day on which the board adopts the resolution taking such prior action.

     (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto.

     Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII Amendments

     These bylaws may be amended, altered, or repealed and new bylaws adopted by the affirmative vote of the holders of at least 67% of the voting power of the shares entitled to vote, or at any meeting of the board of directors by a majority vote if the certificate of incorporation shall confer such power to adopt, amend, alter, or repeal the bylaws upon the directors. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

ARTICLE IX Fiscal Year

     The fiscal year shall be as determined by the board. In the absence of such determination, the fiscal year shall be the calendar year.

ARTICLE X Corporate Seal

     The board may provide a suitable seal, including duplicates thereof, containing the name of the corporation.